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                                                                      EXHIBIT 3B

                                 AMENDED BY-LAWS
                                       OF
                               DELUXE CORPORATION

                                    ARTICLE I

Offices, Corporate Seal

SECTION 1. The registered office of this corporation shall be l080 West County Road F, Saint Paul, Ramsey County, Minnesota, and the corporation may have offices at such other places as the Board of Directors shall, from time to time, determine, either within or without the State of Minnesota.

SECTION 2.  The corporation shall not have a corporate seal.

                                   ARTICLE II

Meetings of Shareholders

SECTION 1. The annual meeting of the shareholders of the corporation entitled to vote for the election of Directors, shall be held at its registered office in the City of Saint Paul (or at such other place within or without the State of Minnesota as may be determined by resolution of the Board of Directors adopted at a meeting duly called for such purpose, not less than twenty (20) days before the date of such annual meeting), on a date between May 1 and May 20, with the actual date to be determined from year to year by the Board of Directors on or before March 1 of each year, at such time of day as shall be specified in the notice of the meeting, or if that date shall fall upon a holiday, then on the next succeeding business day.

SECTION 2. Except as may otherwise be provided by the Board of Directors from time to time, only shareholders of record at the close of business on a date twenty (20) days prior to the date of the annual meeting shall be entitled to vote at such meeting.

SECTION 3. A notice of the annual meeting of the shareholders of the corporation shall be mailed to each person shown by the books of the corporation to be a holder of voting shares as of the record date, at his address as shown by the books of the corporation, setting out the time and place of the annual meeting, which notice shall be mailed at least fifteen (15) days prior thereto.

SECTION 4. At such annual meeting, the shareholders, voting as provided in the Articles of Incorporation, shall elect a Board of Directors and shall transact such other business as shall properly come before them.

SECTION 5. The holders of a majority of shares outstanding, entitled to vote for the election of directors at such meeting, represented either in person or by proxy, shall constitute a quorum for the transaction of business. In case a quorum be not present at the annual meeting, those present may adjourn to such date as they shall agree upon.

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SECTION 6.  Special meetings of the shareholders may be called by the Secretary at any time upon the request of the Chairman of the Board, or the President, or a majority of the members of the Board of Directors, or upon the request of shareholders as provided by law.

SECTION 7. There shall be mailed to each person shown by the books of the corporation to be a shareholder of record at the time of mailing such notice and entitled to receive such notice, at his address as shown by the books of the corporation, a notice setting out the time, place, and object of each special meeting, which notice shall be mailed at least five (5) days prior thereto.

                                   ARTICLE III

Directors

SECTION 1. The business and property of the corporation shall be managed by its Board of Directors; the number of directors shall be determined as provided in the Articles of Incorporation, as amended. The term of each director shall continue until the next succeeding Annual Meeting of the shareholders of the corporation, and until his successor is elected and qualified.

SECTION 2. A majority of the Board of Directors shall constitute a quorum for the transaction of business; provided, that if any vacancies exist by reason of death, resignation, or otherwise, a majority of the remaining directors shall constitute a quorum for the filling of such vacancies.

SECTION 3. The directors shall meet annually, immediately after the election of directors, or as soon thereafter as practical, at the registered office of the corporation in the City of Saint Paul, Minnesota, or at such other time and place as may be fixed by the consent of a majority of the directors, whether within or without the State of Minnesota. Regular meetings of the Board of Directors shall be held from time to time at such time as may be fixed by resolution adopted by a majority of the whole Board of Directors. Such regular meetings shall be held at the registered office of the corporation unless another place is specified in the notice of the meeting. No notice need be given of any regular meeting unless it is desired to hold the same at some place other than the registered office of the corporation, in which event at least forty-eight (48) hours' notice of such regular meeting, specifying the place at which the same shall be held, shall be given by the Secretary to each member of the Board either personally, in writing, by telegram, or by mail. The compensation of the Board of Directors shall be set by the president, subject to the power of the Board to change or terminate such compensation.

SECTION 4. Special meetings of the Board of Directors may be called by the Chairman of the Board, or by the President, or by any three directors. At least twenty-four (24) hours' notice of such special meeting of the Board of Directors shall be given by the Secretary to each member of the Board, either personally, or by telephone, or by telegram, or by mail. At such special meeting actions taken must be adopted by a majority vote of the whole Board of Directors and if any directors are absent, a copy of all proceedings of such meeting shall be mailed to them by the Secretary.

SECTION 5.  Directors shall be shareholders of the corporation.

SECTION 6. The Board of Directors may, by unanimous affirmative action of the entire Board, designate two (2) or more of their number to constitute an Executive Committee, which, to the

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extent determined by unanimous affirmative action of the entire Board, shall have and exercise the authority of the Board in the management of the business of the corporation; provided, however, that the Board shall not delegate to such committee any power to amend the Bylaws, declare dividends, fill vacancies on the Board or on the Executive Committee, or elect or remove officers of the corporation. Any such Executive Committee may meet at stated times or on notice given by any of their own number, however, it may act only during the interval between meetings of the Board and it shall be subject at all times to the control and direction of the Board. Vacancies in the membership of the committee shall be filled by the Board of Directors at a regular meeting or at a special meeting called for that purpose.

                                   ARTICLE IV

Officers

SECTION 1. The officers of the corporation shall consist of a Chairman of the Board, if one is elected, a President, one or more Vice Presidents, a Secretary and a Treasurer, and such other officers and agents as may from time to time be chosen or designated by the Board of Directors. Any two offices except those of President and Vice President may be held by one person.

SECTION 2. At the annual meeting of the Board of Directors, the Board may elect from their number a Chairman of the Board, and shall elect from their number a President and shall, from within or without their number, appoint one or more Vice Presidents, a Secretary and a Treasurer, and such other officers and agents as may be deemed advisable. Such officers shall hold office until the next annual meeting and until their successors are elected and qualify; provided, however, that any officer may be removed, with or without cause, by the affirmative vote of a majority of the whole Board of Directors.

SECTION 3. The Chairman of the Board, whenever there shall be one, shall preside at all meetings of the shareholders and Directors. The President shall be the chief executive officer of the Corporation in charge of the general management of its business and affairs and, whenever there shall be no Chairman of the Board, or in the event of his absence or disability, the President shall perform the duties of the Chairman of the Board as well as those of President.

Each Vice President shall have such powers and shall perform such duties as may be prescribed by the Board of Directors. In the event of the absence or disability of the President, the Vice Presidents shall succeed to the duties and powers of such office in the order in which they are appointed, as appears from the minutes of the meeting at which such appointment shall have taken place.

The Secretary shall be secretary of and shall attend all meetings of the shareholders and Board of Directors. He shall act as clerk thereof and shall record all proceedings of such meetings in the minute book of the corporation.
He shall give proper notices of meetings of shareholders and directors.   He
shall, with the Chairman, President or any Vice President, sign all certificates for shares of the corporation and shall have such other powers and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

The Treasurer shall keep accurate accounts of all monies of the corporation received or disbursed. He shall deposit all monies and valuables in the name of and to the credit of the corporation in such banks and depositories as the Board of Directors shall designate from time to

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time.  He shall have power to endorse or deposit all notes, checks, and drafts received by the corporation. He shall disburse the funds of the corporation as ordered by the Board of Directors, taking proper vouchers therefor. He shall render to the Chairman of the Board, the President, and directors, whenever required, an account of all his transactions as Treasurer and of the financial condition of the corporation, and shall have such other powers and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

Any Assistant Secretary or Assistant Treasurer, who may from time to time be appointed by the Board of Directors, may perform the duties of the Secretary or of the Treasurer, as the case may be, under the supervision and subject to the control of the Secretary or of the Treasurer, respectively. In the event of the absence or disability of the Secretary, the Assistant Secretaries shall succeed to the duties and powers of the office of Secretary in the order in which they are appointed, as appears from the minutes of the meeting at which such appointments shall have taken place. In the event of the absence or disability of the Treasurer, the Assistant Treasurers shall succeed to the duties and powers of the office of Treasurer in the order in which they are appointed as appears from the minutes of the meeting at which such appointments shall have taken place. Each Assistant Secretary and each Assistant Treasurer shall also have such specific duties as the Secretary or the Treasurer respectively may delegate to such assistant and shall also have such other powers and perform such duties as may be prescribed from time to time by the Board of Directors.

SECTION 4. If there be a vacancy in any office of the corporation by reason of death, resignation, or otherwise, such vacancy shall be filled for the unexpired term by the Board of Directors, but the Board shall not be required to fill the position of Chairman of the Board.

SECTION 5. The Board of Directors may, at any time and from time to time, change, vary, assign and reassign the powers and duties specifically conferred upon any officer of the corporation by these By-laws.

                                    ARTICLE V

Indemnification of Directors and Officers

SECTION 1. The Corporation shall indemnify such persons, for expenses and liabilities, in such manner, under such circumstances, and to such extent as permitted by Section 301.095 of the Minnesota Statutes, as now enacted or hereafter amended.

                                   ARTICLE VI

Amendment of By-Laws

SECTION 1. These Bylaws may be amended or altered by the vote of a majority of the whole Board of Directors at any meeting, provided that notice of said meeting is given to the Directors containing the substance of any such proposed amendment. Such authority in the Board of Directors is subject to the power of the shareholders to change or repeal such Bylaws by a majority of the vote of the shareholders entitled to vote, present and represented, at any annual meeting or at any special meeting called for such purpose.

8/4/89

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